Registration No. 333-______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
under
the Securities Act of 1933

Checkpoint Systems, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania (State or other jurisdiction of incorporation or organization)	22-1895850 (I.R.S. Employer Identification No.)
101 Wolf Drive, P.O. Box 188 Thorofare, New Jersey 08086 (Address of registrant’s principal executive offices)

Checkpoint Systems, Inc. 2015 Employee Stock Purchase Plan
(Full title of Plan)

Copy to: Bryan T. R. Rowland Vice President, General Counsel & Corporate Secretary Checkpoint Systems, Inc. 101 Wolf Drive, P.O. Box 188 Thorofare, New Jersey 08086 856-848-1800	Copy to: Eric D. Schoenborn, Esquire Stradley Ronon Stevens & Young, LLP 457 Haddonfield Road, Suite 100 Cherry Hill, NJ 08002-2223 856-321-2413
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer  [   ]                                                                                Accelerated filer   [ X ]
Non-accelerated filer    [   ]                                                                                Smaller reporting company   [  ]
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, $0.10 par value	600,000 shares	$10.67	$6,402,000	$743.91

(1)
This registration statement of Checkpoint Systems, Inc. (the “Company”) registers the issuance of 600,000 shares of common stock (“Registration Statement”), which are issuable under the Checkpoint Systems, Inc. 2015 Employee Stock Purchase Plan (the “2015 Plan”), and adjustments to shares to account for any changes in capitalization such as, a stock split, stock dividend, or similar transaction involving the registrant’s common stock, in accordance with Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”).

(2)
Estimated solely for calculating the amount of the registration fee, pursuant to paragraphs (c) and (h) of Rule 457 of the General Rules and Regulations under the Securities Act, on the basis of the average of the high and low sale prices of such securities on the New York Stock Exchange on March 24, 2015, within five business days prior to filing.

PART I

The information called for in Part I of Form S-8 is not being filed with or included in this Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (“Commission”).

PART II

Item 3.                      Incorporation of Documents by Reference

The following documents filed by Checkpoint Systems, Inc. (the “Company,” “we” or “us”) with the Commission are incorporated as of their respective dates in this Registration Statement by reference:

•	The Company’s Annual Report on Form 10-K for the year ended December 28, 2014, including all material incorporated by reference therein;
•	The Company’s Current Reports on Form 8-K, filed January 7, 2015 and March 23, 2015; and
•
The description of the Company’s common stock contained in the Registration Statement on Form 8-A, filed with the Commission on October 8, 1993, including any subsequently filed amendments and reports updating such description.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold are incorporated by reference in this Registration Statement and are a part hereof from the date of filing such documents; except as to any portion of any future annual or quarterly report to stockholders or document or current report furnished under current Items 2.02 or 7.01 of Form 8-K that is not deemed filed under such provisions.  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.                      Description of Securities

Not applicable.

Item 5.                      Interests of Named Experts and Counsel

Certain legal matters in connection with the common stock that we are offering are being passed upon by Bryan Rowland, Esquire, our General Counsel. Mr. Rowland is also our Vice President and Secretary.  Mr. Rowland holds common stock and options to purchase common stock which in the aggregate constitute less than 1% of our outstanding common stock.

Item 6.                      Indemnification of Directors and Officers

The Pennsylvania Business Corporation Law of 1988, as amended (the “BCL”), generally provides that a corporation shall have the power to indemnify its officers, directors, and other parties acting on behalf of the corporation if such person acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, the indemnified party had no reasonable cause to believe his or her conduct was unlawful. The BCL also permits a corporation to include in its bylaws, and in agreements between the corporation and its directors and officers, provisions expanding the scope of indemnification beyond that specifically provided by the current law; provided, however, indemnification shall not be permitted in any case where the act giving rise to the claim for indemnification is determined by a court of law to have constituted willful misconduct or recklessness.

Article VII of the Company’s Bylaws generally provides for the indemnification of officers and directors of the Company for all actions taken by them or for all failures to take such actions to the fullest extent permitted by Pennsylvania law against expense, liability and loss; provided, however, that no indemnification shall be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness. Additionally, the Bylaws of the Company provide that the Company may, by action of its Board of Directors and to the extent provided in such action, indemnify employees and other persons as though they were officers or directors of the Company. The Bylaws also provide for advancement of expenses in advance of the final disposition of any action, suit or proceeding upon receipt of an undertaking, by or on behalf of the person who may be entitled to indemnification, to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Company under the BCL or otherwise.

The Company also entered into an Indemnification Agreement with each of the executive officers and directors of the Company, which are direct contractual obligations of the Company that generally provide the same scope of indemnification as provided under the Bylaws.  The Company also maintains directors’ and officers’ liability insurance coverage which insures directors and officers of the Company against certain losses arising from claims made, and for which the Company has not provided reimbursement, by reason of their being directors and officers of the Company or its subsidiaries.

Item 7.                      Exemption from Registration Claimed

Not applicable.

Item 8.                      Exhibits

Exhibit	Description
4.1	Articles of Incorporation, as amended (filed as Exhibit 3(i) to Registrant’s 1990 Form 10-K filed with the Commission on March 14, 1991 and incorporated herein by reference).
4.2	Amendment to the Articles of Incorporation (filed as Exhibit 3.1 to the Registrant's Current Report on Form 8-K filed with the Commission on December 28, 2007 and incorporated herein by reference).
4.3	Amended and Restated Bylaws (filed as Exhibit 3.1 to the Registrant's Current Report on Form 8-K filed with the Commission on August 4, 2010 and incorporated herein by reference).
5.1	Opinion of Bryan T. R. Rowland, Vice President, General Counsel and Secretary.
23.1	Consent of PricewaterhouseCoopers LLP (filed herewith).
23.2	Consent of Counsel (included in Exhibit 5.1).
24.1	Power of Attorney (included on signature page of this registration statement).
99.1	Checkpoint Systems, Inc. 2015 Employee Stock Purchase Plan (filed herewith).

Item 9.                      Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Thorofare, State of New Jersey, on this March 31, 2015.

Checkpoint Systems, Inc.

Date: March 31, 2015	By:	/s/ James M. Lucania
Name: James M. Lucania
Title: Acting Chief Financial Officer and Treasurer

POWER OF ATTORNEY

Each person whose signature appears below hereby authorizes and appoints George Babich, Jr. and Bryan Rowland, and each of them, with full power to act without the other, as attorney-in-fact and agent, with full power of substitution and resubstitution, to sign on his or her behalf, individually and in the capacities stated below, and to file any and all amendments, including post-effective amendments, to this Registration Statement and other documents in connection therewith, with the Commission, granting to said attorney-in-fact and agent full power and authority to perform any other act on behalf of the undersigned required to be done in the premises.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ William S. Antle, III William S. Antle, III	Chairman of the Board of Directors	March 31, 2015
/s/ George Babich, Jr. George Babich, Jr.	Director, President and Chief Executive Officer (Principal Executive Officer)	March 31, 2015
/s/ James M. Lucania James M. Lucania	Acting Chief Financial Officer and Treasurer (Principal Financial Officer)	March 31, 2015
/s/ Joseph G. Driscoll Joseph G. Driscoll	Vice President and Chief Accounting Officer (Principal Accounting Officer)	March 31, 2015
/s/ Stephen N. David Stephen N. David	Director	March 31, 2015
/s/ Harald Einsmann Harald Einsmann	Director	March 31, 2015
/s/ R. Keith Elliott R. Keith Elliott	Director	March 31, 2015
/s/ Julie S. England Julie S. England	Director	March 31, 2015
/s/ Marc T. Giles Marc T. Giles	Director	March 31, 2015
/s/ Jack W. Partridge Jack W. Partridge	Director	March 31, 2015
/s/ Sally Pearson Sally Pearson	Director	March 31, 2015

EXHIBIT INDEX
Exhibit	Description
4.1	Articles of Incorporation, as amended (filed as Exhibit 3(i) to Registrant’s 1990 Form 10-K filed with the Commission on March 14, 1991 and incorporated herein by reference).
4.2	Amendment to the Articles of Incorporation (filed as Exhibit 3.1 to the Registrant's Current Report on Form 8-K filed with the Commission on December 28, 2007 and incorporated herein by reference).
4.3	Amended and Restated Bylaws (filed as Exhibit 3.1 to the Registrant's Current Report on Form 8-K filed with the Commission on August 4, 2010 and incorporated herein by reference).
5.1	Opinion of Counsel (filed herewith).
23.1	Consent of PricewaterhouseCoopers LLP (filed herewith).
23.2	Consent of Counsel (included in Exhibit 5.1).
24.1	Power of Attorney (included on signature page of this registration statement).
99.1	Checkpoint Systems, Inc. 2015 Employee Stock Purchase Plan (filed herewith).